LIBERTY GOLD CORP.

BY-LAW NO. 1

LIBERTY GOLD CORP.

BY-LAW NO. 1

TABLE OF CONTENTS

Page No.

INTERPRETATION	1
Definitions	1
DIRECTORS	1
Powers	1
Resident Canadians	1
Qualifications	1
Election and Term	1
Resignation	1
Removal	2
Vacation of Office	2
Vacancies	2
MEETINGS OF DIRECTORS	2
Place of Meetings	2
Quorum	2
Resident Canadian	2
Calling of Meetings	2
Regular Meetings	2
Chairman	2
First Meeting of New Board	3
Votes to Govern	3
Disclosure of Interests in Contracts	3
Waiver of Notice	3
Participation by Telephone	3
Adjournment	3
Delegation	3
Resolution in Lieu of Meeting	3
Procedure	3
REMUNERATION AND PROTECTION	3
Remuneration	3
Limitation of Liability	4
Indemnity of Directors and Officers	4
OFFICERS	4
Term, Remuneration and Removal	4
Election or Appointment	4
Chairman of the Board	5
President	5
Vice-President	5
Secretary	5
Treasurer	5
Other Officers	5
Variation of Duties	5
Agents and Attorneys	5

MEETINGS OF SHAREHOLDERS	5
Annual Meetings	5

4003001.5

Special Meetings	5
Place of Meetings	6
Notice of Meetings	6
List of Shareholders Entitled to Notice	6
Record Date for Notice	6
Meeting Without Notice	6
Persons Entitled to be Present	6
Chairman, Secretary, Scrutineers	6
Quorum	7
Right to Vote	7
Joint Shareholders	7
Proxyholders and Representatives	7
Time for Deposit of Proxies	7
Votes to Govern	7
Show of Hands	7
Ballots	8
Adjournment	8
Resolution in Writing	8
SHARES	8
Issue	8
Share Certificates	8
Replacement of Share Certificates	9
Securities Records	9
Commissions	9
Registration of Transfers	9
Non-recognition of Trusts	9
Joint Shareholders	9
Deceased Shareholders	9
DIVIDENDS	9
Declaration	9
Payment	9
Records Date for Dividends and Rights	10
Unclaimed Dividends	10
BUSINESS OF THE CORPORATION	10
Corporate Seal	10
Fiscal Year	10
Execution of Instrument	10
BORROWING AND SECURITIES	10
Borrowing Power	10
Delegation	11
NOTICES	11
Method of Giving	11
Computation of Time	11
Omissions and Errors	11
Notice to Joint Shareholders	11
Persons Entitled by Death or Operation of Law	11
Waiver of Notice	11

Undelivered Notices                                                                                                                                                 12

4003001.5

BY-LAW NO. 1

of

LIBERTY GOLD CORP.

1.	INTERPRETATION

1.1	Definitions - In this by-law and all other by-laws and resolutions of the Corporation, unless the context otherwise requires:

(a)	“Act” means the Canadian Business Corporations Act as amended from time to time;

(b)	“articles” means the articles of incorporation of the Corporation as amended form time to time;

(c)	“board” means the board of directors of the Corporation;

(d)	“by-laws” means all by-laws, including special by-laws, of the Corporation as amended from time to time;

(e)	“Corporation” means this Corporation;

(f)	“person” includes a body corporate, corporation, company, partnership, syndicate, trust and any number or aggregate of persons;

(g)	the singular includes the plural, and the plural includes the singular;

(h)	the masculine gender includes the feminine and the neuter.

1.2	All terms defined in the Act have the same meanings in the by-laws and resolutions of the Corporation.

2.	DIRECTORS

2.1

Powers - Subject to any unanimous shareholder agreement, the business and affairs of the Corporation shall be managed by a board of not less than the minimum and not more than the maximum number of directors provided for in the Articles (notwithstanding vacancies) who may exercise all such powers and do all such acts and things as may be exercised or done by the Corporation and are not by the by-laws or by statute expressly directed or required to be done by the Corporation at meetings of the shareholders.

2.2	Resident Canadians - A majority of the directors and of any committee of the directors shall be resident Canadians as defined in the Act.

2.3	Qualifications - Any person may be a director of the Corporation who is not disqualified by the Act.

2.4

Election and Term - The election of directors shall take place at each annual meeting of shareholders and all the directors then in office shall retire but, if qualified, shall be eligible for re-election. In an election of directors is not held at the proper time, the directors shall continue in office until their successors are elected.

2.5

Resignation - A director may resign from office upon giving notice thereof in writing to the Corporation and the resignation becomes effective at the time specified in the resignation or upon receipt by the Corporation, whichever is the later.

2.6

Removal - Subject to the Act, the shareholders may, by resolution passed by a majority of the votes cast at a special meeting of shareholders duly called for that purpose, remove any director before the expiration of his term of office and may, by a majority of votes cast at the meeting, elect any person in his stead for the remainder of his term.

2.7	Vacation of Office - The office of a director is vacated if he dies or resigns his office, if he is removed from office by the shareholders, or if he ceases to have the necessary qualifications.

2.8

Vacancies - Subject to the Act, a quorum of the board may fill a vacancy in the board, except a vacancy resulting from an increase in the minimum number of directors or from a failure of the shareholders to elect the minimum number of directors. In the absence of a quorum of the board, or if the vacancy has arisen from a failure of the shareholders to elect the minimum number of directors, the board shall forthwith call a special meeting of shareholders to fill the vacancy. If the board fails to call such meeting or if there are no directors then in office, any shareholder may call the meeting.

3.	MEETINGS OF DIRECTORS

3.1	Place of Meetings - Meetings of the board may be held at any place in or outside Canada.

3.2

Quorum - A majority of the directors constitutes a quorum at any meeting of directors, and, notwithstanding any vacancy among the directors, a quorum of directors may exercise all the powers of the directors.

3.3

Resident Canadian - Director shall not transact business at a meeting of directors other than filling a vacancy in the board unless a majority of the directors present are resident Canadians or where a majority of resident Canadian directors is not present unless,

(a)	A resident Canadian director who is unable to be present approves in writing or by telephone or other communication facilities the business transacted at the meeting; and

(b)	A majority of resident Canadian directors would have been present had the director been present at the meeting.

3.4

Calling of Meetings - Meetings of the board shall be held from time to time at such place, at such time and on such day as the chairman of the board, president or vice-president who is a director, or any two directors may determine. Notice of every meeting of the board shall be given to each director in the manner provided in Section 11.1 not less than 48 hours (excluding any part of a Sunday and of a holiday as defined by the Interpretation Act) before the time when the meeting is to be held, except that no notice of a meeting shall be necessary if all the directors are present or if those absent have waived notice of or otherwise signified their consent to the holding of such meeting. A notice of a meeting of directors shall specify any matter the Act requires to be included in a notice that is to be dealt with at the meeting but need not otherwise specify the purpose of the business to be transacted at the meeting.

3.5

Regular Meetings - The board may appoint a day or days in any month or months for regular meetings at a place and hour to be named. A copy of any resolution of the board fixing the place and time of regular meetings of the board shall be sent to each director forthwith after being passed, but no other notice shall be required for any such regular meetings except where the Act requires the purpose thereof or the business transacted thereat to be specified.

3.6

Chairman - The chairman of any meeting of the board shall be the first mentioned of such of the following officers as have been appointed and who is a director and is present at the meeting: chairman of the board, managing director, president, or vice-president. If no such officer is present, the directors present shall choose one of their number to be chairman.

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3.7

First Meeting of New Board - Each newly elected board may without notice hold its first meeting immediately following a meeting of shareholders at which such board is elected, provided that all directors are present or have waived their right to attend.

3.8

Votes to Govern - At all meetings of the board, every question shall be decided by a majority of the votes cast on the question or the votes cast by such greater number of directors as the board may from time to time determine. Incase of an equality of votes the chairman of the meeting shall not be entitled to a second or casting vote.

3.9

Disclosure of Interests in Contracts - Every director or officer of the Corporation who is a party to a material contract or proposed material contract with the Corporation, or is a director or officer of or has a material interest in any corporation which is a party to a material contract or proposed material contract with the Corporation shall disclose in writing to the Corporation or request to have entered in the minutes of a meeting of directors the nature and extent of his interest as required by the Act. Any such contract or proposed contract shall be referred to the board or shareholders for approval even if such contract is one that in the ordinary course of the Corporation’s business would not require approval by the board or shareholders, and a director interested in a contract so referred to the board shall not vote on any resolution to approve the same except as provided by the Act.

3.10

Waiver of Notice - A director may in any manner waive a notice of a meeting of directors, and attendance of a director at a meeting of directors is a waiver of notice of the meeting, except where a director attends a meeting for the express purpose of objecting the transaction of any business on the grounds that the meeting is not lawfully called.

3.11

Participation by Telephone - A director may, if all the directors of the Corporation consent, participate in a meeting of directors or of a committee of directors by means of such telephone or other communications facilities as permits all persons participating at the meeting to hear each other, and a director participating in such meeting is deemed to be present at the meeting.

3.12	Adjournment - Notice of an adjourned meeting of directors is not required to be given if the time and place of the adjourned meeting is announced at the original meeting.

3.13

Delegation - Directors may appoint from their number a managing director who is a resident Canadian or a committee(s) of directors and subject to the Act, delegate to such managing director or committee of directors any powers of the directors.

3.14

Resolution in Lieu of Meeting - A resolution in writing, signed by all the directors entitled to vote on that resolution at a meeting of directors or committee of directors, is as valid as if it had been passed at a meeting of directors or committee of directors. A copy of every resolution shall be kept with the minutes of the proceedings of the directors or committee of directors.

3.15

Procedure - Unless otherwise determined by the board and each committee shall have power to fix its quorum at no less than a majority of its members, to elect its chairman and to regulate its procedure.

4.	REMUNERATION AND PROTECTION

4.1

Remuneration - The directors shall be paid such remuneration as may from time to time be determined by the board. Such remuneration shall be in addition to any salary or professional fees payable to a director who serves the Corporation in any other capacity. In addition, directors shall be paid such sums in respect of their out-of-pocket expenses incurred in attending board, committee or shareholders meetings or otherwise in respect of the performance by them of their duties as the board may from time to time determine.

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4.2

Limitation of Liability - No director or officer shall be liable for the acts, receipts, neglects or defaults of any other director or officer or employee, or for joining in any receipt or other act for conformity, or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired for or on behalf of the Corporation, or for the insufficiency or deficiency of any security in or upon which any of the moneys of the Corporation shall be invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious acts of any person with whom any of the moneys, securities or effects of the Corporation shall be deposited, or for any loss occasioned by any error or judgment or oversight on his part, or for any other loss, damage or misfortune whatever which shall happen in the execution of the duties of his office or in relation thereto; provided that nothing herein shall relieve any director or officer from the duty to act in accordance with the Act and the regulations thereunder or from liability for any breach thereof.

4.3

Indemnity of Directors and Officers - Except as provided in the Act, every director and officer of the Corporation, every former director or officer of the Corporation or a person who acts or acted at the Corporation’s request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor, and his heirs and legal representative shall, from time to time be indemnified and saved harmless by the Corporation from and against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of such corporation or body corporate if,

(a)	he acted honestly and in good faith with a view to the best interests of the Corporation; and

(b)	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

The Corporation shall also indemnify such person in such other circumstances as the Act permits or requires. Nothing in this by-law shall limit the right of any person entitled to indemnity apart from the provisions of this By-law.

5.	OFFICERS

5.1

Term, Remuneration and Removal - The terms of employment and remuneration of all officers elected or appointed by the board shall be determined from time to time by resolution of the board. The fact that any officer or employee is a director or shareholder of the Corporation shall not disqualify him from receiving such remuneration as may be determined. All officers, in the absence of agreement to the contrary, shall be subject to removal by resolution of the board at any time with or without cause, without prejudice to such officer’s rights under any employment contract.

5.2

Election or Appointment - The board may from time to time appoint a president, one or more vice-presidents, a secretary, a treasurer and such other officers as the board may determine, including one or more assistants to any of the officers so appointed. The board may specify the duties of and, in accordance with this by-law and subject to the provisions of the Act, delegate to such officers powers to manage the business and affairs of the Corporation. Subject to sections 5.3 and 5.4, an officer may but need not be a director and one person may hold more than one office.

5.3

Chairman of the Board - The board may from time to time also appoint a chairman of the board who shall be a director and he shall, subject to the provisions of the Act, have such other powers and duties as the board may specify.

5.4

President - If appointed, the president, who shall be a director, and, subject to the authority of the board and the chairman of the board, if any, shall have general supervision of the business of the corporation; and he shall have such other powers and duties as the board may specify. During the absence or disability of the managing director, or if no managing director has been appointed, the

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president shall also have the powers and duties of that office.

5.5	Vice-President - A vice-president shall have such powers and duties as the board, the chief executive officer, or the president may specify.

5.6

Secretary - The secretary shall attend all meetings of the directors, shareholders and committees of the board and shall enter or cause to be entered in books kept for that purpose minutes of all proceedings at such meetings; shall give, or cause to be given, when instructed, notices required to be given to shareholders, directors, auditors and members of committees; shall be the custodian of the stamp or mechanical device generally used for affixing the corporate seal of the corporation and of all books, papers, records, documents and other instruments belonging to the Corporation; and shall perform such other duties as may from time to time be prescribed by the board or chief executive officer.

5.7

Treasurer - The treasurer shall keep, or cause to be kept proper accounting records as required by the Act and shall be responsible for the deposit of all monies and the safekeeping of securities and the disbursement of the funds of the Corporation; he shall render to the board, whenever required, an account of all his transactions as treasurer and of the financial position of the Corporation; and he shall perform such other duties as may from time to time be prescribed by the board or chief executive officer.

5.8

Other Officers - The duties of all other officers of the Corporation shall be such as the terms of their engagement call for or the board or chief executive officer requires of them. Any of the powers and duties of an officer to who an assistant has been appointed may be exercised and performed by such assistant, unless the board otherwise directs.

5.9	Variation of Duties - From time to time the board may vary, add to or limit the powers and duties of any officer or officers.

5.10

Agents and Attorneys - The board shall have power from time to time to appoint agents or attorneys for the Corporation in or out of the province with such powers of management or otherwise (including the power to sub-delegate) as may be thought fit.

6.	MEETINGS OF SHAREHOLDERS

6.1

Annual Meetings - The annual meeting of shareholders shall be held at such time and on such day in each year as the board may from time to time determine, for the purpose of receiving the reports and statements required by the Act to be laid before the annual meeting, electing directors, appointing auditors and for the transaction of such other business as may properly be brought before the meeting.

6.2

Special Meetings - The chairman of the board, managing director, or president may at any time call a special meeting of shareholders, for the transaction of any business which may properly be brought before such a meeting of shareholders. All business transacted at a meeting of shareholders, except consideration of the financial statements, auditor’s report, election of directors and re-appointment of the incumbent auditor, is deemed to be special business.

6.3

Place of Meetings - Meetings of shareholders shall be held at the registered office of the Corporation or, if the board shall so determine, at some other place in Canada or, if all the shareholders entitled to vote at the meeting so agree, at some place outside Canada.

6.4

Notice of Meetings - Notice of the time and place of each meeting of shareholders shall be sent not less than 21 days and not more than 60 days before the date of the meeting to the auditor of the Corporation, to each director, and to each shareholder whose name appears on the records of the

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Corporation at the close of business on the record date for notice as a holder of one or more shares carrying the right to vote at the meeting. Notice of a special meeting of shareholders shall state,

(a)	the nature of the business to be transacted at the meeting in sufficient detail to permit the shareholders to form a reasoned judgment thereon; and

(b)	the text of any special resolution to be submitted to the meeting.

6.5

List of Shareholders Entitled to Notice - For every meeting of shareholders, the Corporation shall prepare within the time specified by the Act a list of shareholders entitled to receive notice of the meeting, arranged or alphabetical order and showing the number of shares held by each shareholder entitled to vote at the meeting. If a record date for the meeting is fixed pursuant to section 6.6, the shareholders listed shall be those registered at the close of business on such record date. If no record date is fixed, the shareholders listed shall be those registered (a) at the close of business on the day immediately preceding the day on which notice of the meeting is given, or (b) on the day on which the meeting is held where no such notice is given. The list shall be available for examination by any shareholder during usual business hours at the registered office of the Corporation or at the place where the central securities register is maintained and at the meeting for which the list was prepared.

6.6

Record Date for Notice - The board may fix in advance a date, preceding the date of any meeting of shareholders by not more than 60 days and not less than 21 days, as a record date for the determination of the shareholders entitled to notice of the meeting, and notice of any such record date shall be given not less than 7 days before such record date, in the manner provided in the Act. If no record date is so fixed, the record date for the determination of the shareholders entitled to notice of the meeting shall be (a) at the close of business on the day immediately preceding the day on which the notice is given or (b) the day on which the meeting is held where no such notice is given.

6.7

Waiver of Notice - A shareholder or any other person entitled to attend a meeting of shareholders may in any manner waive notice of a meeting of shareholders, and their attendance at a meeting of shareholders is a waiver of notice of the meeting, except where they attend a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

6.8

Persons Entitled to be Present - The only persons entitled to attend a meeting of shareholders shall be those entitled to vote thereat, the chairman of the board, the president, the secretary, the scrutineer, the directors and the auditor of the Corporation and others who, although not entitled to vote, are entitled or required under any provision of the Act or by-laws of the Corporation to be present at the meeting. Any other person may be admitted only with the consent of the chairman of the meeting.

6.9

Chairman, Secretary and Scrutineers - The chairman of any meeting of shareholders shall be appointed from one of the following who is present at the meeting: chairman of the board, managing director, president, vice-president who is a director, or such other person with the consent of the meeting. If the secretary of the Corporation is absent, the chairman shall appoint some person, who need not be a shareholder, to act as secretary of the meeting. If desired, one or more scrutineers, who need not be shareholders, may be appointed by a resolution or by the chairman with the consent of the meeting.

6.10

Quorum - One shareholder entitled to vote at a meeting of shareholders present in person or by proxy constitutes a quorum for the transaction of business at any meeting of shareholders. No business other than election of the chairman or adjournment of the meeting shall take place at any meeting unless a quorum is present throughout the meeting. In the absence of a quorum, the chairman or the shareholders may adjourn the meeting to a fixed time and place.

6.11	Right to Vote - At any meeting of shareholders, unless the articles otherwise provide, each share of the Corporation entitles the holder thereof to one vote at a meeting of shareholders.

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6.12

Joint Shareholders - Where two or more persons hold the same share or shares jointly, any one of such persons present or represented at a meeting of shareholders may in the absence of the others vote the shares but, if two or more of such persons who are present in person or by proxy, vote they shall vote as one on the shares jointly held by them.

6.13

Proxyholders and Representatives - Every shareholder entitled to vote at a meeting of shareholders may appoint a proxyholder, or one or more alternate proxyholders, who need not be shareholders, to attend and act at the meeting in the manner and to the extent authorized and with the authority conferred by the proxy. A proxy shall be in writing executed by the shareholder or his attorney and shall conform with the requirement of the Act. Every such shareholder which is a body corporate or association may by resolution of its directors or governing body authorize any individual who need not be a shareholder to represent it at a meeting of shareholders and such individual may exercise on the shareholder’s behalf all the powers it could exercise if it were an individual shareholder. The authority of such an individual shall be established by depositing with the Corporation a certified copy of such resolution, or in such other manner as may be satisfactory to the secretary of the Corporation or the chairman of the meeting.

6.14

Time for Deposit of Proxies - The board may specify in a notice calling a meeting of shareholders a time, preceding the time of such meeting by not more than 48 hours exclusive of non-business days, before which time proxies to be used at such meeting must be deposited. A proxy shall be acted upon only if, prior to the time so specified, it shall have been deposited with the Corporation or an agent thereof specified in such notice unless the chairman exercises his discretion to accept same or, if not such time is specified in such notice, if it has been received by the secretary of the Corporation or by the chairman of the meeting or any adjournment thereof prior to the time of voting.

6.15

Votes to Govern - Unless otherwise required by the Act, or the articles or by-laws of the Corporation, all questions proposed for the consideration of the shareholders at a meeting shall be decided by a majority of the votes cast thereon. In the case of an equality of votes, the chairman of the meeting shall not be entitled to a casting vote if he would have been entitled to vote at the meeting were he not the chairman.

6.16

Show of Hands - At all meetings of shareholders every question shall be decided by a show of hands unless a ballot thereon be required as hereinafter provided. Upon a show of hands every person present and entitled to vote has one vote regardless of the number of shares he represents. After a show of hands has been taken upon any question, the chairman may require or any shareholder or proxyholder present and entitled to vote may demand a ballot thereon. Whenever a vote by show of hands shall have been taken upon a question, unless a ballot thereon be so required or demanded a declaration by the chairman that the vote upon the question has been carried or carried by a particular majority or not carried and an entry to that effect in the minutes of the meeting shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against the question. The result of the vote so taken and declared shall be the decision of the shareholders on the question.

6.17

Ballots - On any question proposed for consideration at a meeting of shareholders, and whether or not a show of hands has been taken thereon, the chairman may require a ballot or any person present and entitled to vote on such question at the meeting may demand a ballot. A ballot so required or demanded shall be taken in such manner as the chairman shall direct. A requirement or demand for a ballot may be withdrawn at any time prior to the taking of the ballot. If a ballot is taken each person present shall be entitled, in respect of the shares which he is entitled to vote at the meeting upon the question, to that number of votes provided by the Act or the articles, and the result of the ballot so taken shall be the decision of the shareholders upon the said question. A ballot on a question or adjournment shall be taken forthwith. A ballot on any other question shall be taken as soon as, in the opinion of the chairman, is reasonably convenient but in any event no later than seven days after the meeting.

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6.18

Adjournment - If a meeting of shareholders is adjourned for less than 30 days, it shall not be necessary to give notice of the adjourned meeting, other than by announcement at the earliest meeting that is adjourned. If a meeting of shareholders is adjourned by one or more adjournments for an aggregate of 30 days or more, notice of the adjourned meeting shall be given as for an original meeting.

6.19

Resolution in Writing - A resolution in writing signed by all the shareholders entitled to vote on that resolution at a meeting of shareholders is as valid as if it had been passed at a meeting of the shareholders unless a written statement with respect to the subject matter of the resolution is submitted by a director or the auditors in accordance with the Act.

7.	SHARES

7.1

Issue - Shares in the Corporation may be allotted, issued, sold or otherwise disposed of, purchased, or redeemed, or options may be granted thereon at such times, in such numbers, to such person or persons or class of persons, and for such consideration, as the board may determine, provided that no share shall be issued until it is fully paid.

7.2

Share Certificates - Every holder of one or more shares of the Corporation is entitled, without payment, to a share certificate showing the number and class of shares held by him as shown on the records of the Corporation. Share certificates shall be in such form or forms as the board from time to time approves. Unless otherwise ordered by the board, they shall be signed by the president or vice-president and by the secretary or an assistant secretary and need not be under the Corporate Seal, provided that certificates representing shares in respect of which a transfer agent or registrar has been appointed shall not be valid unless countersigned by or on behalf of such transfer agent or registrar. If authorized by resolution of the board, the Corporate seal of the Corporation and the signature of one of the signing officers, or in the case of share certificates representing shares in respect of which a transfer agent or registrar has been appointed, the signatures of both signing officers may be printed or otherwise mechanically reproduced in facsimile upon share certificates. Every such facsimile signature shall for all purposes be deemed to be the signature of the officer whose signature it reproduces and shall be binding upon the Corporation and shall be valid notwithstanding an officer whose signature appears thereon no longer holds office at the date of issue of the certificate.

7.3

Replacement of Share Certificates - The board may by resolution prescribe, either generally or in a particular case, the conditions upon which a new share certificate may be issued to replace a share certificate which has been defaced, lost, stolen or destroyed.

7.4

Securities Records - The Directors may from time to time appoint one or more agents to maintain the central securities register for the shares of the Corporation and if deemed advisable one or more branch securities registers. The agent or agents may be designated as transfer agent or registrar or both transfer agent and registrar according to their functions.

7.5

Commissions - The board may from time to time authorize the Corporation to pay a commission to any person in consideration of his purchasing or agreeing to purchase shares of the Corporation, whether from the Corporation or from any other person, or procuring or agreeing to procure purchasers for any such shares.

7.6

Registration of Transfers - Subject to the provisions of the Act, no transfer of shares shall be registered in a securities register except upon presentation at the office of the Corporation’s transfer agent or registrar of the certificate representing such shares with an endorsement, which complies with the Act, made thereon or delivered therewith duly executed by an appropriate person as provided by the Act, together with such reasonable assurance that the endorsement is genuine and

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effective as the board may from time to tome prescribe, upon payment of all applicable taxes and any fees prescribed by the board, and upon compliance with such restrictions on transfer as are authorized by the articles.

7.7

Non-recognition of Trusts - Subject to the provisions of the Act, the Corporation may treat the person in whose name a share is registered in the securities register as the person exclusively entitled to vote, to receive notices, to receive any dividend or other payments in respect of the share and otherwise to exercise all the rights and powers of an owner.

7.8

Joint Shareholders - If two or more persons are registered as joint holders of any share, the Corporation shall not be bound to issue more than one certificate in respect thereof, and delivery of such certificate to one or such persons shall be sufficient delivery to all of them. Any one of such persons may give effectual receipts for the certificate issued in respect thereof or for any dividend, bonus, return of capital or other money payable or warrant issuable in respect of such share.

7.9

Deceased Shareholders - In the event of the death or bankruptcy of a holder, or of one of the joint holders, of any share, the Corporation shall not be required to make any entry in the securities register in respect thereof or to make payment of any dividends thereon except upon production of all such documents as may be required by law and upon compliance with the reasonable requirements of the Corporation and its transfer agents.

8.	DIVIDENDS

8.1

Declaration - Subject to the Act and articles, the board may from time to time declare dividends payable to the shareholders according to their respective rights and interest in the Corporation. Dividends may be paid in money or property or by issuing fully paid shares of the Corporation.

8.2

Payment – Unless otherwise directed by the directors, a dividend payable in money shall be paid by cheque drawn on the Corporation’s banks or one of them to the order of each registered holder of shares of the class or series in respect of which it has been declared, and mailed by ordinary mail postage prepaid to such registered holder at his last address appearing on the records of the Corporation. In the case of joint holders the cheque shall, unless such joint holders otherwise direct, be made payable to the order of all such joint holders and if more than one address appears on the books of the Corporation in respect of such joint holding the cheque shall be mailed to the first address so appearing. The mailing of such cheque as aforesaid shall satisfy and discharge all liability for the dividend to the extent of the sum represented thereby, unless such cheque be not paid on presentation.

8.3

Records Date for Dividends and Rights - The board may fix in advance a date, preceding by not more than 60 days the date for the payment of any dividend or the date for the issue of any warrant or other evidence of the right to subscribe for securities of the Corporation, as a record date for the determination of the persons entitled to receive payment of such dividend or to exercise the right to subscribe for such securities, and notice of any such record date shall be given not less than 7 days before such record date in the manner provided by the Act. If no record date is so fixed, the record date for the determination of the persons so entitled to receive payment of any dividend or to exercise the right to subscribe for securities of the Corporation shall be at the close of business on the day on which the resolution relating to such dividend or right to subscribe is passed by the board.

8.4	Unclaimed Dividends - Any dividend unclaimed after a period of 6 years from the date on which the same has been declared to be payable shall be forfeited and shall revert to the Corporation.

9.	BUSINESS OF THE CORPORATION

9.1	Corporate Seal - The Corporation may have one or more different corporate seals which may be adopted or changed from time to time by the board, on which the name of the Corporation appears in

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the language or one or more of the languages set out in the articles.

9.2	Fiscal Year - The financial or fiscal year of the Corporation shall be as the board may by resolution for time to time adopt.

9.3

Execution of Instrument - Deeds, transfers, assignments, contracts, obligations, and other instruments may be signed on behalf of the Corporation by the chief executive officer of the Corporation alone or by two persons, one of whom holds the office of chairman of the board, managing director, president, vice-president or is a director and the other of whom holds one of the said offices or the office of secretary, treasurer, assistant secretary or assistant treasurer or any other office created by by-law or by resolution of the board, or is a director. In addition, the board may from time to time direct the manner in which and the person or persons by whom any particular instrument or class of instrument may or shall be signed. Any signing officer may affix the corporate seal (if any) to any instrument. Any signing officer may certify a copy of any instrument, resolution, by-law or other document of the Corporation to be a true copy thereof.

10.	BORROWING AND SECURITIES

10.1

Borrowing Power - Without limiting the borrowing powers of the Corporation as set forth in the Act, but subject to the articles and any unanimous shareholder agreement, the board may from time to time on behalf of the Corporation, without authorization of the shareholders:

(a)	borrow money on the credit of the Corporation;

(b)	issue, reissue, sell, pledge or hypothecate debt obligations of the corporation;

(c)	give a guarantee on behalf of the corporation to secure performance of an obligation of any person; and

(d)	mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the corporation, owned or subsequently acquired, to secure any obligation of the corporation.

Nothing in this section limits or restricts the borrowing of money by the Corporation on bills of exchange or promissory notes made, drawn, accepted or endorsed by or on behalf of the Corporation.

10.2

Delegation – Subject to the Act, the board may from time to time delegate to a committee of the board, a director or an officer of the Corporation or any other person as may be designated by the board all or any of the powers conferred on the board by section 10.1 or by the Act to such extent and in such manner as the board may determine at the time of each such delegation.

11.	NOTICES

11.1

Method of Giving - Any notice (which term includes any communication or document) to be given by the Corporation to a shareholder, director, officer, or auditor of the Corporation under any provision of the articles or by-laws shall be sufficiently given if delivered personally to the person to whom it is to be given, if delivered to his last address as shown on the records of the Corporation, or if mailed by prepaid post in a sealed envelope addressed to him at his last address shown on the records of the Corporation or if sent to him at his recorded address by any means of prepaid transmitted or recorded communication. A notice, communication or document so delivered shall be deemed to have been given when delivered personally or at the address aforesaid; a notice, communication or documents so mailed shall be deemed to be received at the time it would be delivered in the ordinary course of mail; and notice so sent by any means of transmitted or recorded communication shall be deemed to have been given when dispatched or delivered to the appropriate communication company or agency or its representative for dispatch; a notice, communication or

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document sent by fax to the fax number provided by the intended recipient for the sending of that record or records of that class shall be deemed to be received at the time the sender of the fax receives confirmation of the faxes clearance; and a notice, communication or document sent by email to the email address provided by the intended recipient for the sending of that record or records of that class shall be deemed to be received at the time the sender receives confirmation that the email was sent successfully. The secretary may change the address on the records of the Corporation of any shareholder in accordance with any information believed by him to be reliable

11.2

Computation of Time - In computing the date when notice must be given under any provision requiring a specified number of days’ notice of any meeting or other event, the date of giving notice shall be excluded and the date of the meeting or other event shall be included.

11.3

Omissions and Errors - the accidental omission to give any notice to any shareholder, director, officer or auditor or the non-receipt of any notice by any shareholder, director, officer or auditor or any error in any notice not affecting the substance thereof shall not invalidate any action taken at any meeting held pursuant to such notice or otherwise founded thereon.

11.4

Notice to Joint Shareholders - All notices with respect to any shares registered in more than one name may if more than one address appears on the records of the Corporation in respect of such joint holding, be given to such joint shareholders at the first address so appearing, and notice so given shall be sufficient notice to all the holders of such shares.

11.5

Persons Entitled by Death or Operation of Law - Every person who by operation of law, by transfer or the death of a shareholder or otherwise becomes entitled to any share, is bound by every notice in respect of such share which has been duly given to the shareholder from whom he derives his title prior to his name and address being entered on the records of the Corporation.

11.6

Waiver of Notice - Any shareholder (or his duly appointed proxy) director, officer or auditor may waive any notice required to be given under any provisions of the Act, the regulations thereunder, the articles or by-laws or otherwise and such waiver, whether given before or after the meeting or other event of which notice is required to be given shall cure any default in the giving of such notice.

11.7

Undelivered Notices - If any notice given to a shareholder pursuant to section ll.l is returned on three consecutive occasions because he cannot be found, the Corporation shall not be required to give any further notices to such shareholder until he informs the Corporation in writing of his new address.

The foregoing by-law is hereby passed by resolution of the directors of the Corporation pursuant to the Canadian Business Corporations Act, as evidenced by the respective signatures hereto of all the directors and made effective as of the date below.

DATED as of the 25th day of April, 2005.

Signatures of directors

__/s/_________________________________	__/s/_________________________________
Paul Uppal	Greg Crowe

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